UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2014

T. Rowe Price Group, Inc.
(Exact name of registrant as specified in its charter)

Maryland	033-07012-99	52-2264646
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 East Pratt Street, Baltimore, Maryland 21202

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (410) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of our stockholders was held on April 24, 2014. The proxy statement and solicitation pertaining to this meeting were previously filed with the Commission on March 14, 2014. Shares eligible to vote were 262,588,728 at the record date of February 21, 2014.

The tabulation of votes for each proposal voted on by stockholders was as follows:

Proposal 1: Election of Directors.

Nominee	For	Against	Abstain	Broker Non-Vote
Mark S. Bartlett	199,151,236	1,796,400	434,180	25,523,594
Edward C. Bernard	199,704,827	1,128,458	548,531	25,523,594
Mary K. Bush	199,199,883	1,621,164	560,769	25,523,594
Donald B. Hebb, Jr.	198,177,385	2,774,681	429,750	25,523,594
Dr. Freeman A. Hrabowski, III	198,738,283	2,191,575	451,958	25,523,594
James A.C. Kennedy	200,208,676	689,873	483,267	25,523,594
Robert F. MacLellan	198,811,172	2,138,216	432,428	25,523,594
Brian C. Rogers	199,423,029	1,284,628	674,159	25,523,594
Senator Olympia J. Snowe	200,509,723	423,615	448,478	25,523,594
Dr. Alfred Sommer	199,816,040	1,114,772	451,004	25,523,594
Dwight S. Taylor	198,727,075	2,219,755	434,986	25,523,594
Anne Marie Whittemore	199,536,067	1,428,884	416,865	25,523,594

Proposal 2: Advisory Vote on the Compensation Paid to our Named Executive Officers.

For	Against	Abstain	Broker Non-Vote
197,402,048	2,332,361	1,646,800	25,524,201

Proposal 3: Ratification of the Appointment of KPMG LLP as the Company's Independent Registered Public Accounting Firm for 2014.

For	Against	Abstain	Broker Non-Vote
218,530,411	7,796,103	578,896	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
T. Rowe Price Group, Inc.
By: /s/ Kenneth V. Moreland
Vice President, Chief Financial Officer and Treasurer
Date: April 25, 2014